Exhibit 31.2

Certification of CFO Pursuant to Securities Exchange Act

Rule 13a-14(a) / 15d-14(a) as Adopted Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Jeptha E. Larkin, certify that:

1. I have reviewed this annual report on Form 10-K/A of Capital City Bank Group, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Jeptha E. Larkin
Jeptha E. Larkin
Executive Vice President and
Chief Financial Officer

Date: October 4, 2024